Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Strong Results for First Quarter 2023 and Completes Acquisition of Berthold Sichert GmbH

St. Louis, Missouri – May 3, 2023 - Belden Inc. (NYSE: BDC) (the “Company”), a leading global supplier of network infrastructure solutions, today reported fiscal first-quarter results for the period ended April 2, 2023.

First Quarter 2023 Highlights
•Total Revenues of $642 million, +5% y/y
•Organic Growth of +7% y/y
•GAAP EPS of $1.45, +49% y/y
•Adjusted EPS of $1.68, +28% y/y
•Updated full year guidance and raised 2023 Revenues and Adjusted EPS
•Completed acquisition of Berthold Sichert GmbH (“Sichert”) for $98 million
•Executed $50 million of share repurchases during the quarter
•New $300 million share repurchase authorization

“Once again, Belden delivered another strong quarter of continued revenue growth with expanding margins. By focusing on customer success and business outcomes, our team continues to transform Belden into a leading network and data solutions provider,” said Ashish Chand, President and CEO of Belden Inc. “We remain focused on growing our solutions offerings – both through organic growth opportunities and our disciplined acquisition strategy. Therefore, we are pleased to report the acquisition of Sichert, which further expands our fiber portfolio in key growth markets. Additionally, consistent with our capital allocation priorities, we invested $50 million in share repurchases during the quarter, and the board of directors approved an additional $300 million authorization for future share repurchases.”

First Quarter 2023

Revenues for the quarter totaled $642 million, increasing $32 million, or 5%, compared to $610 million in the year-ago period. Organic year-over-year growth for the quarter was 7%, with Industrial Automation Solutions at 9% and Enterprise Solutions at 3%. Net income was $63 million, compared to $44 million in the year-ago period. Net income as a percentage of revenue was 9.8%, compared to 7.2% in the year-ago period. EPS totaled $1.45 for the quarter, compared to $0.97 in the year-ago period.

Adjusted EBITDA was $111 million, increasing $12 million, or 12%, compared to $99 million in the year-ago period. Adjusted EBITDA margin was 17.4%, up 110 bps, compared to 16.3% in the year-ago period. Adjusted EPS was $1.68, increasing 28% compared to $1.31 in the year-ago period. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Acquisition of Berthold Sichert GmbH

In April of 2023, Belden acquired Berthold Sichert GmbH for approximately $98 million. Based in Berlin Germany, Sichert designs and manufactures a portfolio of polycarbonate street cabinets utilized in outside plant passive optical networks (“PON”) and 5G networks.

“Sichert is a great addition to the Belden team. It operates in well-established markets, with proven technologies and deep customer relationships. As we look to improve our solution capabilities, Sichert further strengthens our fiber portfolio and expands our offerings in key growth markets,” said Dr. Chand.

$300 Million Share Repurchase Authorization

On April 24, 2023, the Board of Directors authorized an additional $300 million share repurchase program incremental to the remaining authorization of $15 million. The repurchases may occur in the open market or in privately negotiated transactions at times and prices considered appropriate, in accordance with applicable securities laws and other restrictions. This share repurchase authorization does not have an expiration date.

Outlook

“The first quarter of 2023 was solid for Belden in the midst of uncertain macro conditions. Our business is benefiting from long-term secular trends that have lengthy investment cycles. Investments in automation, reshoring, increased connectivity, increasing bandwidth usage, and network upgrades all bode well for Belden to produce sustainable earnings growth,” said Dr. Chand. “We are confident in our ability to execute our strategy and generate sustainable, long-term shareholder value. Given our solid first-quarter performance and recent capital deployments and acquisition, I am pleased to share that we are increasing our full-year revenue and Adjusted EPS outlook and reaffirming our organic revenue growth targets. Belden continues to execute and is making excellent progress towards achieving at least $8.00 of Adjusted EPS by 2025.”

The table below provides updated guidance for the full year 2023, as well as newly issued guidance for the second quarter of 2023.

Full Year 2023:
	Updated Guidance	Prior Guidance
Revenues (billion)	$2.710 - $2.760	$2.670 - $2.720
Organic growth	3% - 5%	3% - 5%
GAAP EPS	$5.71 - $6.01	$5.73 - $6.13
Adjusted EPS	$6.95 - $7.25	$6.60 - $7.00

Second Quarter 2023:
Guidance
Revenues (million)	$675 - $690
Organic growth	3% - 5%
GAAP EPS	$1.36 - $1.46
Adjusted EPS	$1.70 - $1.80

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 888-224-1121 with confirmation code 6100414. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income, Earnings per Share (EPS), Net Leverage, and Organic Growth

All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively. Net leverage is calculated as (A) total debt less cash and cash equivalents divided by (B) the sum of trailing twelve months Adjusted EBITDA plus trailing twelve months stock-based compensation expense. Organic growth is calculated as the change in revenues excluding the impacts of changes in currency exchange rates and copper prices, as well as acquisitions and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022

	(In thousands, except per share data)
Revenues	$641,789	$610,371
Cost of sales	(395,684)	(401,511)
Gross profit	246,105	208,860
Selling, general and administrative expenses	(121,574)	(103,066)
Research and development expenses	(29,384)	(23,456)
Amortization of intangibles	(9,610)	(8,817)
Operating income	85,537	73,521
Interest expense, net	(8,201)	(14,411)
Non-operating pension benefit	488	1,200
Loss on debt extinguishment	—	(6,392)
Income from continuing operations before taxes	77,824	53,918
Income tax expense	(14,879)	(9,822)
Income from continuing operations	62,945	44,096
Loss from discontinued operations, net of tax	—	(3,685)
Loss on disposal of discontinued operations, net of tax	—	(4,567)
Net income	62,945	35,844
Less: Net income (loss) attributable to noncontrolling interest	(247)	3
Net income attributable to Belden stockholders	$63,192	$35,841

Weighted average number of common shares and equivalents:
Basic	42,827	44,811
Diluted	43,669	45,567

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$1.48	$0.98
Discontinued operations	—	(0.08)
Disposal of discontinued operations	—	(0.10)
Net income	$1.48	$0.80

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$1.45	$0.97
Discontinued operations	—	(0.08)
Disposal of discontinued operations	—	(0.10)
Net income	$1.45	$0.79

Common stock dividends declared per share	$0.05	$0.05

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Automation Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended April 2, 2023
Segment Revenues	$275,343	$366,446	$641,789
Segment EBITDA	37,205	73,787	110,992
Segment EBITDA margin	13.5%	20.1%	17.3%
Depreciation expense	5,954	6,400	12,354
Amortization of intangibles	4,495	5,115	9,610
Amortization of software development intangible assets	—	1,452	1,452
Severance, restructuring, and acquisition integration costs	25	1,687	1,712
Adjustments related to acquisitions and divestitures	—	298	298

For the three months ended April 3, 2022
Segment Revenues	$268,430	$341,941	$610,371
Segment EBITDA	30,821	67,528	98,349
Segment EBITDA margin	11.5%	19.7%	16.1%
Depreciation expense	5,426	5,800	11,226
Amortization of intangibles	4,097	4,720	8,817
Amortization of software development intangible assets	22	985	1,007
Severance, restructuring, and acquisition integration costs	328	3,395	3,723

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022

	(In thousands)
Total Segment and Consolidated Revenues	$641,789	$610,371

Total Segment EBITDA	$110,992	$98,349
Total non-operating pension benefit	488	1,200
Eliminations	(29)	(55)
Consolidated Adjusted EBITDA (1)	111,451	99,494
Depreciation expense	(12,354)	(11,226)
Amortization of intangibles	(9,610)	(8,817)
Interest expense, net	(8,201)	(14,411)
Amortization of software development intangible assets	(1,452)	(1,007)
Severance, restructuring, and acquisition integration costs	(1,712)	(3,723)
Adjustments related to acquisitions and divestitures	(298)	—
Loss on debt extinguishment	—	(6,392)
Income from continuing operations before taxes	$77,824	$53,918

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 2, 2023	December 31, 2022

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$589,045	$687,676
Receivables, net	417,868	440,102
Inventories, net	370,729	341,563
Other current assets	63,431	66,866
Total current assets	1,441,073	1,536,207
Property, plant and equipment, less accumulated depreciation	381,901	381,864
Operating lease right-of-use assets	74,451	73,376
Goodwill	864,244	862,253
Intangible assets, less accumulated amortization	243,002	246,830
Deferred income taxes	14,798	14,642
Other long-lived assets	47,312	46,503
	$3,066,781	$3,161,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$295,049	$350,058
Accrued liabilities	239,436	289,861
Total current liabilities	534,485	639,919
Long-term debt	1,179,007	1,161,176
Postretirement benefits	67,403	67,828
Deferred income taxes	58,494	58,582
Long-term operating lease liabilities	61,400	59,250
Other long-term liabilities	31,775	30,970
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	809,596	825,669
Retained earnings	812,564	751,522
Accumulated other comprehensive loss	(23,171)	(5,871)
Treasury stock	(465,969)	(428,812)
Total Belden stockholders’ equity	1,133,523	1,143,011
Noncontrolling interests	694	939
Total stockholders’ equity	1,134,217	1,143,950
	$3,066,781	$3,161,675

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Three Months Ended
	April 2, 2023	April 3, 2022

	(In thousands)
Cash flows from operating activities:
Net income	$62,945	$35,844
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	23,416	21,083
Share-based compensation	6,253	5,224
Loss on debt extinguishment	—	6,392
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	13,928	37,617
Inventories	(28,152)	(46,959)
Accounts payable	(56,056)	(21,373)
Accrued liabilities	(54,551)	(83,527)
Income taxes	2,701	2,209
Other assets	(4,111)	(2,915)
Other liabilities	1,755	(11,550)
Net cash used for operating activities	(31,872)	(57,955)
Cash flows from investing activities:
Capital expenditures	(13,844)	(10,963)
Cash used for business acquisitions, net of cash acquired	—	(65,990)
Proceeds from disposal of tangible assets	1	56
Proceeds from disposal of businesses, net of cash sold	10,000	338,686
Net cash provided by (used for) investing activities	(3,843)	261,789
Cash flows from financing activities:
Payments under share repurchase program	(50,000)	(50,000)
Withholding tax payments for share-based payment awards	(13,292)	(3,700)
Cash dividends paid	(2,146)	(2,276)
Payments under financing lease obligations	(38)	(45)
Payments under borrowing arrangements	—	(230,639)
Proceeds from issuance of common stock	1,679	—
Net cash used for financing activities	(63,797)	(286,660)
Effect of foreign currency exchange rate changes on cash and cash equivalents	881	(1,349)
Decrease in cash and cash equivalents	(98,631)	(84,175)
Cash and cash equivalents, beginning of period	687,676	643,757
Cash and cash equivalents, end of period	$589,045	$559,582

The Condensed Consolidated Cash Flow Statement for the three months ended April 3, 2022 includes the results of discontinued operations up to the February 22, 2022 disposal date.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	April 2, 2023	April 3, 2022

	(In thousands, except percentages and per share amounts)
GAAP and Adjusted Revenues	$641,789	$610,371

GAAP gross profit	$246,105	$208,860
Severance, restructuring, and acquisition integration costs	229	1,364
Amortization of software development intangible assets	1,452	1,007
Adjusted gross profit	$247,786	$211,231

GAAP gross profit margin	38.3%	34.2%
Adjusted gross profit margin	38.6%	34.6%

GAAP selling, general and administrative expenses	$(121,574)	$(103,066)
Severance, restructuring, and acquisition integration costs	1,483	2,359
Adjustments related to acquisitions and divestitures	298	—
Adjusted selling, general and administrative expenses	$(119,793)	$(100,707)

GAAP and adjusted research and development expenses	$(29,384)	$(23,456)

GAAP income from continuing operations	$62,945	$44,096
Income tax expense	14,879	9,822
Interest expense, net	8,201	14,411
Loss on debt extinguishment	—	6,392
Total non-operating adjustments	23,080	30,625

Amortization of intangible assets	9,610	8,817
Amortization of software development intangible assets	1,452	1,007
Severance, restructuring, and acquisition integration costs	1,712	3,723
Adjustments related to acquisitions and divestitures	298	—
Total operating income adjustments	13,072	13,547
Depreciation expense	12,354	11,226

Adjusted EBITDA	$111,451	$99,494

GAAP income from continuing operations margin	9.8%	7.2%
Adjusted EBITDA margin	17.4%	16.3%

GAAP income from continuing operations	$62,945	$44,096
Less: Net income (loss) attributable to noncontrolling interest	(247)	3
GAAP net income from continuing operations attributable to Belden stockholders	$63,192	$44,093

GAAP income from continuing operations	$62,945	$44,096
Plus: Operating income adjustments from above	13,072	13,547
Plus: Loss on debt extinguishment	—	6,392
Less: Net income (loss) attributable to noncontrolling interest	(247)	3
Less: Tax effect of adjustments above	2,882	4,547
Adjusted net income from continuing operations attributable to Belden stockholders	$73,382	$59,485

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$1.45	$0.97
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$1.68	$1.31

GAAP and adjusted diluted weighted average shares	43,669	45,567

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended
	April 2, 2023	April 3, 2022

	(In thousands)
GAAP net cash used for operating activities	$(31,872)	$(57,955)
Capital expenditures, net of proceeds from disposal of tangible assets	(13,843)	(10,907)
Non-GAAP free cash flow	$(45,715)	$(68,862)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2023 Guidance

	Year Ended	Three Months Ended
	December 31, 2023	July 2, 2023

	(In thousands)
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$5.71 - $6.01	$1.36 - $1.46
Amortization of intangible assets	0.84	0.21
Severance, restructuring, and acquisition integration costs	0.32	0.11
Adjustments related to acquisitions and divestitures	0.08	0.02
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$6.95 - $7.25	$1.70 - $1.80

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known. Such information is not available for our 2025 fiscal year, and therefore we are unable to estimate 2025 GAAP income from continuing operations per diluted share attributable to Belden common stockholders.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including our outlook for the second quarter and full year 2023 and Adjusted EPS for 2025. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global markets in which we operate; the inability of the Company to develop and introduce new products and competitive responses to our products; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; the inability to achieve our strategic priorities in emerging markets; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of substitute products in the marketplace; disruptions in the Company’s information systems including due to cyber-attacks leading to exposures of personally identifiable information; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability to retain key employees; the increased influence of chief information officers on purchasing decisions; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to environmental, social and governance matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2022, filed with the SEC on February 24, 2023. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers the infrastructure that makes the digital journey simpler, smarter and secure. We’re moving beyond connectivity, from what we make to what we make possible through a performance-driven portfolio, forward-thinking expertise and purpose-built solutions. With a legacy of quality and reliability spanning 120-plus years, we have a strong foundation to continue building the future. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and Twitter.

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com